BY-LAWS
OF
THE TAX-EXEMPT BOND FUND OF AMERICA, INC.
                                   ARTICLE I
                                  STOCKHOLDERS
 SECTION 1.01.  Annual Meetings.   The Corporation is not required to hold an
annual meeting in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the "1940 Act"). If the election of directors is required to be acted upon under the 1940 Act then such meeting (or the first such meeting in any year) shall be designated as the annual meeting of stockholders for that year. If the 1940 Act requires the Corporation to hold a meeting of stockholders to elect directors, the meeting shall, unless otherwise required by the 1940 Act, be held no later than 120 days after the occurrence of the event requiring the meeting. Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.
 SECTION 1.02. Special Meetings. At any time in the interval between annual meetings, special meetings of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing with or without a meeting, or, in writing by those stockholders holding a majority of the outstanding shares of common stock of the Corporation.
 SECTION 1.03. Place of Meetings. Meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Maryland as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Maryland, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
 SECTION 1.04. Notice of Meetings. Not less than ten days nor more than ninety days before the date of every stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, written or printed notice stating the time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.
 Notwithstanding the foregoing provision, a waiver of notice in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the meeting.
 SECTION 1.05. Quorum. At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this Section shall not affect any requirement under statute or under the Articles of Incorporation of the Corporation for the vote necessary for the adoption of any measure. In the absence of a quorum the stockholders present in person or by proxy, by majority vote and without notice, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.
 SECTION 1.06. Votes Required. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or by the Articles of Incorporation. Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders and fractional shares shall be entitled to corresponding fractions of one vote on such matters.
 SECTION 1.07. Proxies. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Every proxy shall be in writing, subscribed by the stockholder or his duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged.
 SECTION 1.08. List of Stockholders. At each meeting of stockholders, a full, true and complete list in alphabetical order of all stockholders entitled to vote at such meeting, certifying the number of shares held by each, shall be made available by the Secretary.
 SECTION 1.09. Voting. In all elections for directors every stockholder shall have the right to vote, in person or by proxy, the shares owned of record by him, for as many persons as there are directors to be elected and for whose election he has a right to vote. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 10% in number of votes, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot. Upon like demand or order, the voting shall be conducted by two inspectors in which event the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot, and voting need not be conducted by inspectors. Inspectors may be elected by the stockholders at their annual meeting, to serve until the close of the next annual meeting and their election may be held at the same time as the election of directors. In case of a failure to elect inspectors, or in case an inspector shall fail to attend, or refuse or be unable to serve, the stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors.
 SECTION 1.10. Action by Stockholders Other than at a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.
                                   ARTICLE II
                               BOARD OF DIRECTORS
 SECTION 2.01. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except such as are by statute or the Articles of Incorporation or these By-Laws conferred upon or reserved to the stockholders. The Board of Directors shall keep full and fair accounts of its transactions.
 SECTION 2.02. Number of Directors. The number of directors of the Corporation shall be three until such number be changed as herein provided. By vote of a majority of the entire Board of Directors, the number of directors may be increased or decreased, from time to time, not to exceed fifteen, or be less than three, directors; but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board.
 SECTION 2.03. Election of Directors. Until the first annual meeting of stockholders or until successors or additional directors are duly elected and qualify, the Board shall consist of the persons named as such in the Articles of Incorporation. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next succeeding annual meeting or until their successors are elected and qualify. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.
 SECTION 2.04. Regular Meetings. After each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business. No notice of such first meeting shall be necessary if held immediately after the adjournment, and at the site, of such meeting of stockholders. Other regular meetings of the Board of Directors shall be held without notice on such dates and at such places within or without the State of Maryland as may be designated from time to time by the Board of Directors.
 SECTION 2.05. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or the Secretary of the Corporation, or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. Such special meetings shall be held at such place or places within or without the State of Maryland as may be designated from time to time by the Board of Directors. In the absence of such designation such meetings shall be held at such places as may be designated in the calls.
 SECTION 2.06. Notice of Meetings. Except as provided in Section 2.04, notice of the place, day and hour of every regular and special meeting shall be given to each director two days (or more) before the meeting, by delivering the same to him personally, or by sending the same to him by telegraph, or by leaving the same at his residence or usual place of business, or, in the alternative, by mailing such notice three days (or more) before the meeting, postage prepaid, and addressed to him at his last known business or residence post office address, according to the records of the Corporation. Unless required by these By-Laws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted thereat. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the adjourned meeting.
 SECTION 2.07. Quorum. At all meetings of the Board of Directors, one-third of the entire Board of Directors (but in no event fewer than two directors) shall constitute a quorum for the transaction of business. Except in cases in which it is by statute, by the Articles of Incorporation or by these By-Laws otherwise provided, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to elect and pass any measure. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement at the meeting may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
 SECTION 2.08. Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors; provided, in either case, that immediately after filling such vacancy at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders at an annual or special meeting thereof. If at any time after the first annual meeting of stockholders of the Corporation a majority of the directors in office shall consist of directors elected by the Board of Directors, a meeting of the stockholders shall be called forthwith for the purpose of electing the entire Board of Directors, and the terms of office of the directors then in office shall terminate upon the election and qualification of such Board of Directors. A director elected by the Board of Directors or the stockholders to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.
 SECTION 2.09. Compensation and Expenses. Directors may, pursuant to resolution of the Board of Directors, be paid fees for their services, which fees may consist of an annual fee or retainer and/or a fixed fee for attendance at meetings. In addition, directors may in the same manner be reimbursed for expenses incurred in connection with their attendance at meetings or otherwise in performing their duties as directors. Members of committees may be allowed like compensation and reimbursement. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
 SECTION 2.10. Action by Directors Other than at a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.
 SECTION 2.11. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
 SECTION 2.12. Holding of Meetings by Conference Telephone Call. At any regular or special meeting of the Board of Directors or any committee thereof, members thereof may participate in such meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.
                                  ARTICLE III
                                    OFFICERS
 SECTION 3.01. Executive Officers. The Board of Directors shall choose a President and may choose a Chairman of the Board and a Vice Chairman of the Board from among the directors, and shall choose a Secretary and a Treasurer who need not be directors. The Board of Directors shall designate as principal executive officer of the Corporation either the Chairman of the Board, the Vice Chairman of the Board, or the President. The Board of Directors may choose an Executive Vice President, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, none of whom need be a director. Any two or more of the above-mentioned offices, except those of President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, by the Articles of Incorporation, by the By-Laws or by resolution of the Board of Directors to be executed by any two or more officers. Each such officer shall hold office until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
 SECTION 3.02. Chairman and Vice Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he is present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors. The Vice Chairman of the Board, if one be elected, shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the stockholders and directors, and he shall perform such other duties as may from time to time be assigned to him by the Board of Directors or as may be required by law.
 SECTION 3.03. President. In the absence of the Chairman or Vice Chairman of the Board, the President shall preside at all meetings of the stockholders and of the Board of Directors at which he is present; and in general, he shall perform all duties incident to the office of a president of a corporation, and such other duties, as from time to time, may be assigned to him by the Board of Directors.
 SECTION 3.04. Vice-Presidents. The Vice-President or Vice-Presidents, at the request of the President or in his absence or during his inability or refusal to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination. The Vice-President or Vice-Presidents shall have such other powers and perform such other duties as may be assigned to him or them by the Board of Directors or the President.
 SECTION 3.05. Secretary and Assistant Secretaries. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be custodian of the records of the Corporation; he shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors, the Chairman of the Board of Directors, or the President.
 The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors or the chief executive officer shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
 SECTION 3.06. Treasurer and Assistant Treasurers. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors in accordance with Section 5.04 of these By-Laws; he shall render to the President, the Chairman of the Board of Directors and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors or the President.
 The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors or the chief executive officer shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform other duties and have such other powers as the Board of Directors may from time to time prescribe.
 SECTION 3.07. Subordinate Officers. The Board of Directors may from time to time appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors or the President may prescribe. The Board of Directors may, from time to time, authorize any committee or officer to appoint and remove subordinate officers and prescribe the duties thereof.
 SECTION 3.08. Removal. Any officer or agent of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.
                                   ARTICLE IV
                                     STOCK
 SECTION 4.01. Certificates. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of stock owned by him in the Corporation. Such certificates shall be signed by the President or a Vice-President and counter signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures may be either manual or facsimile signatures. No certificates shall be issued for fractional shares. Stock certificates shall be in such form, not inconsistent with law or with the Articles of Incorporation, as shall be approved by the Board of Directors. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because of death, resignation or other wise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer as of the date of its issue. Stock certificates need not be issued except to stockholders who request such issuance in writing.
 SECTION 4.02. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar, if any, may be combined.
 SECTION 4.03. Stock Ledgers. A stock ledger, containing the names and addresses of the stockholders of the Corporation and the number of shares of each class held by them respectively, shall be kept by the Transfer Agent of the Corporation.
 SECTION 4.04. Record Dates. The Board of Directors is hereby empowered to fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend, capital gains distribution or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than sixty days, and in case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.
 SECTION 4.05. Replacement Certificates. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
                                   ARTICLE V
                               GENERAL PROVISIONS
 SECTION 5.01. Dividends. Dividends or distributions upon the capital stock of the Corporation, subject to provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any time pursuant to law. Dividends or distributions may be paid only in cash or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.
 Before payment of any dividend or distribution there may be set aside out of any funds of the Corporation available for dividends or distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
 SECTION 5.02. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
 SECTION 5.03. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
 SECTION 5.04. Custodian. All securities and cash of the Corporation shall be held by a custodian which shall be a bank or trust company having (according to its last published report) not less than $2,000,000 aggregate capital, surplus and undivided profits, provided such a custodian can be found ready and willing to act. The Corporation shall enter into a written contract with the custodian regarding the powers, duties and compensation of the custodian with respect to the cash and securities of the Corporation held by the custodian. Said contract and all amendments thereto shall be approved by the Board of Directors of the Corporation. The Corporation shall upon the resignation or inability to serve of the custodian use its best efforts to obtain a successor custodian; require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and in the event that no successor custodian can be found, submit to the stockholders, before permitting delivery of the cash and securities owned by the Corporation to other than a successor custodian, the question whether the Corporation shall be liquidated or shall function without a custodian.
 SECTION 5.05. Prohibited Transactions. No officer or director of the Corporation or of its investment adviser shall deal for or on behalf of the Corporation with himself, as principal or agent, or with any corporation or partnership in which he has a financial interest. This prohibition shall not prevent: (a) officers or directors of the Corporation from having a financial interest in the Corporation, its principal underwriter or its investment adviser; (b) the purchase of securities for the portfolio of the Corporation or the sale of securities owned by the Corporation through a securities dealer, one or more of whose partners, officers or directors is an officer or director of the Corporation, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such service; or (c) the employment of legal counsel, registrar, transfer agent, dividend disbursing agent, or custodian having a partner, officer or director who is an officer or director of the Corporation, provided only customary fees are charged for services rendered to or for the benefit of the Corporation.
 SECTION 5.06. Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the custody of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.
 SECTION 5.07. Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors. The Board of Directors shall, in any event, require the Corporation to provide and maintain a bond issued by a reputable fidelity insurance company, against larceny and embezzlement, covering each officer and employee of the Corporation who may singly, or jointly with others, have access to securities or funds of the Corporation, either directly or through authority to draw upon such funds, or to direct generally the disposition of such securities, such bond or bonds to be in such reasonable amount as a majority of the Board of Directors who are not such officers or employees of the Corporation shall determine with due consideration to the value of the aggregate assets of the Corporation to which any such officer or employee may have access, or in any amount or upon such terms as the Securities and Exchange Commission may prescribe by order, Rule or Regulation.
                                   ARTICLE VI
                              AMENDMENT OF BY-LAWS
 The By-Laws of the Corporation may be altered, amended, added to or repealed by the stockholders or by majority vote of the entire Board of Directors.
                   THE TAX-EXEMPT BOND FUND OF AMERICA, INC.
                    AMENDED AND RESTATED MULTIPLE CLASS PLAN
 WHEREAS, The Tax-Exempt Bond Fund of America, Inc. (the "Fund"), a Maryland corporation, is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company that offers shares of common stock;
 WHEREAS, American Funds Distributors, Inc. (the "Distributor") serves as the principal underwriter for the Fund;
 WHEREAS, the Fund has adopted Plans of Distribution (each a "12b-1 Plan") under which the Fund may bear expenses of distribution of its shares, including payments to and/or reimbursement of certain expenses incurred by the Distributor in connection with its distribution of the Fund's shares;
 WHEREAS, the Fund has entered into an Administrative Services Agreement with Capital Research and Management Company under which the Fund may bear certain transfer agent and administrative expenses for certain classes of shares;
 WHEREAS, the Fund is authorized to issue the following classes of shares of common stock: Class A shares, Class B shares, Class C shares, Class F shares, and Class R-5 shares;
 WHEREAS, Rule 18f-3 under the 1940 Act permits open-end management investment companies to issue multiple classes of voting stock representing interests in the same portfolio if, among other things, an investment company adopts a written Multiple Class Plan (the "Plan") setting forth the separate arrangement and expense allocation of each class and any related conversion features or exchange privileges; and
 WHEREAS, the Board of Directors of the Fund adopted an Amended and Restated Multiple Class Plan on December 19, 2000 (the "Plan") and has determined, that it is in the best interest of each class of shares of the Fund individually, and the Fund as a whole, to amend and restate the Plan in recognition of the Fund issuing additional classes of shares;
 NOW THEREFORE, the Fund amends and restates the Plan as follows:
 1. Each class of shares will represent interests in the same portfolio of investments of the Fund, and be identical in all respects to each other class, except as set forth below. The differences among the various classes of shares of the Fund will relate to: (i) distribution, service and other charges and expenses as provided for in paragraph 3 of this Plan; (ii) the exclusive right of each class of shares to vote on matters submitted to shareholders that relate solely to that class or the separate voting right of each class on matters for which the interests of one class differ from the interests of another class; and (iii) such differences relating to (a) eligible investors,
(b) the designation of each class of shares, (c) conversion features, and (d) exchange privileges each as may be set forth in the Fund's prospectus and statement of additional information ("SAI"), as the same may be amended or supplemented from time to time.
 2. (a) Certain expenses may be attributable to the Fund, but not a particular class of shares thereof. All such expenses will be borne by each class on the basis of the relative aggregate net assets of the classes. Notwithstanding the foregoing, the Distributor, the investment adviser or other provider of services to the Fund may waive or reimburse the expenses of a specific class or classes to the extent permitted by Rule 18f-3 under the 1940 Act and any other applicable law.
  (b) A class of shares may be permitted to bear expenses that are directly attributable to that class, including: (i) any distribution service fees associated with any rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such rule 12b-1 Plan; (ii) any administrative service fees attributable to such class; and (iii) any transfer agency, sub-transfer agency and shareholder servicing fees attributable to such class.
  (c) Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be applied properly to one class of shares of the Fund shall be so applied upon approval by votes of the majority of both (i) the Board of Directors of the Fund; and (ii) those Directors of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) ("Independent Directors").
 3. Consistent with the general provisions of section 2(b), above, each class of shares of the Fund shall differ in the amount of, and the manner in which costs are borne by shareholders as follows:
  (a) Class A shares
(i) Class A shares shall be sold at net asset value plus a front-end sales charge, at net asset value without a front-end sales charge but subject to a contingent deferred sales charge ("CDSC"), and at net asset value without any sales charge, as set forth in the Fund's prospectus and SAI.
(ii) Class A shares shall be subject to an annual distribution expense under the Fund's Class A Plan of Distribution of up to 0.25% of average net assets, as set forth in the Fund's prospectus, SAI, and Plan of Distribution. This expense consists of a service fee of up to 0.25% plus certain other distribution costs.
(b) Class B shares
 (i) Class B shares shall be sold at net asset value without a front-end sales charge, but subject to a CDSC and maximum purchase limits as set forth in the Fund's prospectus and SAI.
(ii) Class B shares shall be subject to an annual 12b-1 expense under the Fund's Class B Plan of Distribution of 1.00% of average net assets, as set forth in the Fund's prospectus, SAI, and Class B Plan of Distribution. This expense shall consist of a distribution fee of 0.75% and a service fee of 0.25% of such net assets.
(iii) Class B shares will automatically convert to Class A shares of the Fund approximately eight years after purchase, subject to the limitations described in the Fund's prospectus and SAI. All conversions shall be effected on the basis of the relative net asset values of the two classes of shares without the imposition of any sales load or other charge.
(iv) Class B shares shall be subject to a fee (included within the transfer agency expense) for additional costs associated with tracking the age of each Class B share.
 (c) Class C shares
(i) Class C shares shall be sold at net asset value without a front-end sales charge, but subject to a CDSC and maximum purchase limits as set forth in the Fund's prospectus and SAI.
(ii) Class C shares shall be subject to an annual 12b-1 expense under the Fund's Class C Plan of Distribution of 1.00% of average net assets, as set forth in the Fund's prospectus, SAI, and Class C Plan of Distribution. This expense shall consist of a distribution fee of 0.75% and a service fee of 0.25% of such net assets.
(iii) Class C shares shall be subject to an Administrative Services fee comprising transfer agent fees (according to the fee schedule contained in the Shareholder Services Agreement between the Fund and its transfer agent for its Class A and Class B shares) plus 0.15% of average net assets, as set forth in the Fund's prospectus, SAI, and its Administrative Services Agreement. In calculating transfer agent fees allocable to the Class C shares, the fees generated shall be charged to the Fund and allocated to the Class C shares based on their aggregate net assets relative to those of the Class A, Class B and Class 529 shares. No transfer agent fees shall be charged for accounts held in other than street name or a networked environment.
(iv) Class C shares will automatically convert to Class F shares of the Fund approximately ten years after purchase, subject to the limitations described in the Fund's prospectus and SAI. All conversions shall be effected on the basis of the relative net asset values of the two classes of shares without the imposition of any sales load or other charge.
(v) Class C shares shall be subject to a fee, if any, (included within the transfer agency expense) for additional costs associated with tracking the age of each Class C share.
 (d) Class F shares
(i) Class F shares shall be sold at net asset value without a front-end or back-end sales charge.
(ii) Class F shares shall be subject to an annual 12b-1 expense under the Fund's Class F Plan of Distribution of up to 0.50% of average net assets, as set forth in the Fund's prospectus, SAI, and Class F Plan of Distribution. This expense shall consist of a distribution fee of 0.25% and a service fee of 0.25% of such net assets.
(iii) Class F shares shall be subject to an Administrative Services fee comprising transfer agent fees (according to the fee schedule contained in the Shareholder Services Agreement between the Fund and its transfer agent for its Class A and Class B shares) plus 0.15% of average net assets, as set forth in the Fund's prospectus, SAI, and its Administrative Services Agreement. Class F shares will pay only those transfer agent fees and third party pass-through fees (e.g., DST and NSCC fees) that are directly attributed to accounts of and activities generated by the Class F shares. No transfer agent fees shall be charged for accounts held in other than street name or a networked environment.
  (e) The Class R-5 shares
(i) The Class R-5 shares shall be sold at net asset value without a front-end or back-end sales charge.
(ii) Class R-5 shares shall not be subject to an annual 12b-1 expense.
(vii) The Class R-5 shares shall be subject to an Administrative Services fee comprising transfer agent fees (according to the fee schedule contained in the Shareholder Services Agreement between the Fund and its transfer agent for its Class A and Class B shares) plus 0.10% for Class R-5 shares, as set forth in the Fund's prospectus, SAI, and Administrative Services Agreement. The Class R-5 share classes will pay only those transfer agent fees and third party pass-through fees (E.G., DST and NSCC fees) that are directly attributed to accounts of and activities generated by its own share class.
All other rights and privileges of Fund shareholders are identical regardless of which class of shares are held.
 4. This Plan shall not take effect until it has been approved by votes of the majority of both (i) the Board of Directors of the Fund and (ii) the Independent Directors.
 5. This Plan shall become effective with respect to any class of shares of the Fund, other than Class A, Class B, Class C, Class F, or Class R-5 shares, upon the commencement of the initial public offering thereof (provided that the Plan has previously been approved with respect to such additional class by votes of the majority of both (i) the Board of Directors of the Fund; and (ii) Independent Directors prior to the offering of such additional class of shares), and shall continue in effect with respect to such additional class or classes until terminated in accordance with paragraph 7. An addendum setting forth such specific and different terms of such additional class or classes shall be attached to and made part of this Plan.
 6. No material amendment to the Plan shall be effective unless it is approved by the votes of the majority of both (i) the Board of Directors of the Fund and
(ii) Independent Directors.
 7. This Plan may be terminated at any time with respect to the Fund as a whole or any class of shares individually, by the votes of the majority of both (i) the Board of Directors of the Fund and (ii) Independent Directors. This Plan may remain in effect with respect to a particular class or classes of shares of the Fund even if it has been terminated in accordance with this paragraph with respect to any other class of shares.
 IN WITNESS WHEREOF, the Fund has caused this Plan to be executed by its officers thereunto duly authorized, as of February 1, 2002.
 THE TAX-EXEMPT BOND FUND OF AMERICA, INC.
 By: /s/ Paul G. Haaga, Jr.
Paul G. Haaga, Jr.
Chairman of the Board
By: /s/ Julie F. Williams
Julie F. Williams
Secretary